EXHIBIT 2.5

SHIRE ACQUISITIONS INVESTMENTS IRELAND
DESIGNATED ACTIVITY COMPANY
as Issuer
SHIRE PLC
as Guarantor
TAKEDA PHARMACEUTICAL COMPANY LIMITED
as Guarantor
BAXALTA INCORPORATED
as Guarantor
AND
DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee
___________________
THIRD SUPPLEMENTAL INDENTURE
Dated as of February 4, 2019 to the
INDENTURE
Dated as of September 23, 2016
as supplemented by the
FIRST SUPPLEMENTAL INDENTURE
Dated as of September 23, 2016 and the
SECOND SUPPLEMENTAL INDENTURE
Dated as of December 1, 2016

___________________

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS

Section 1.01	Relation to Indenture 1

Section 1.02	Definition of Terms 2
ARTICLE II
TAKEDA GUARANTEE

Section 2.01	Takeda Guarantee 2

Section 2.02	Subrogation; Ranking 3

Section 2.03	Limitation on Liability 3

Section 2.04	Successors and Assigns 3

Section 2.05	No Waiver 3

Section 2.06	Release of Takeda Guarantee 3

Section 2.07	Modification of Indenture 3
ARTICLE III
MISCELLANEOUS

Section 3.01	Ratification of Indenture 4

Section 3.02	Transfer of Interest 4

Section 3.03	Notices, Etc., to Takeda 4

Section 3.04	No Recourse Against Others 4

Section 3.05	Trustee Not Responsible for Recitals 4

Section 3.06	Governing Law 4

Section 3.07	Waiver of Trial by Jury 4

Section 3.08	Table of Contents, Headings, etc. 4

Section 3.09	Execution in Counterparts. 5

Section 3.10	Separability; Benefits 5

THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of February 4, 2019, is among SHIRE ACQUISITIONS INVESTMENTS IRELAND DAC, an Irish designated activity company (the “Company”), as Issuer, SHIRE PLC (“Shire”), a Jersey public company, as Guarantor, TAKEDA PHARMACEUTICAL COMPANY LIMITED (“Takeda”), a Japanese joint stock corporation, as Guarantor, BAXALTA INCORPORATED, a Delaware corporation and wholly owned subsidiary of Shire (“Baxalta”), as Guarantor, and DEUTSCHE BANK TRUST COMPANY AMERICAS (the “Trustee”), as Trustee.
R E C I T A L S
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of September 23, 2016, among the Company, Shire and the Trustee (the “Base Indenture”), for the issuance from time to time of series of Securities of the Company (“Securities”), as supplemented by a supplemental indenture thereto, dated as of September 23, 2016, among the Company, Shire and the Trustee (the “First Supplemental Indenture”), providing for the establishment of four series of Securities pursuant to Section 2.02 of the Base Indenture, known as the (i) 1.900% Senior Notes due 2019 (the “2019 Notes”), (ii) 2.400% Senior Notes due 2021 (the “2021 Notes”), (iii) 2.875% Senior Notes due 2023 (the “2023 Notes”) and (iv) the 3.200% Senior Notes due 2026 (the “2026 Notes” and, together with the 2019 Notes, the 2021 Notes and the 2023 Notes, the “Notes”), the form, substance, terms, provisions and conditions of which were set forth in the Base Indenture and the First Supplemental Indenture (the Base Indenture, as amended, supplemented and modified by the First Supplemental Indenture and the Second Supplemental Indenture referred to herein or otherwise from time to time, shall be referred to herein as the “Indenture”);
WHEREAS, Section 10.01(j) of the Base Indenture provides for the Company, Shire and the Trustee from time to time and at any time, without the consent of the holders of the Securities of any series, to enter into an indenture or indentures supplemental to the Base Indenture to add guarantees with respect to the Securities of any series or to secure the Securities of any series;
WHEREAS, pursuant to Section 6.01 of the First Supplemental Indenture, Baxalta previously agreed to execute and deliver to the Trustee the Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of December 1, 2016, pursuant to which Baxalta fully and unconditionally guaranteed on a direct, unsecured basis the due and punctual payment of the principal of, and any premium and interest on, the Notes and all other amounts, if any, under the Indenture in respect of the Notes when and as such principal, premium, if any, interest and other amounts, if any, become due and payable, whether at maturity or otherwise on the terms and conditions set forth therein and in the Indenture;
WHEREAS, on January 8, 2019, Takeda acquired all of the issued and to-be-issued common shares of Shire pursuant to a Scheme of Arrangement under the laws of Jersey, and Shire became a wholly owned subsidiary of Takeda, and Takeda desires to make a Guarantee of the Securities as provided for herein and has determined that such Guarantee is necessary and convenient to the conduct of the business of the Company, a wholly owned subsidiary of Shire;
WHEREAS, the Company has furnished the Trustee with an Officers’ Certificate and an Opinion of Counsel, provided for under Sections 10.05    and 15.07 of the Base Indenture, stating that the execution of this Third Supplemental Indenture complies with the requirements of the Indenture, is authorized or permitted by the Indenture, and that this Third Supplemental Indenture constitutes a legal, valid and binding obligation of the Company, Takeda, Shire and Baxalta, subject to certain customary exceptions stated therein, and that all conditions precedent to the execution and delivery of this Third Supplemental Indenture have been complied with;
NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Article I
DEFINITIONS
Section 1.01    Relation to Indenture. This Third Supplemental Indenture constitutes an integral part of the Indenture.

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Section 1.02    Definition of Terms. For all purposes of this Third Supplemental Indenture:
(a)    Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture or the subsequent Supplemental Indentures, as applicable;
(b)    a term defined anywhere in this Third Supplemental Indenture has the same meaning throughout;
(c)    the singular includes the plural and vice versa;
(d)    headings are for convenience of reference only and do not affect interpretation;
(e)    the following terms have the meanings given to them in this Section 1.02(e):
“Takeda Guarantee” shall have the meaning set forth in Section 2.01.
“Takeda Guaranteed Obligations” shall have the meaning set forth in Section 2.01.

The terms “Base Indenture,” “Baxalta,” “Company,” “First Supplemental Indenture,” “Indenture,” “Notes,” “Second Supplemental Indenture,” “Securities,” “Shire,” “Trustee,” “2019 Notes,” “2021 Notes,” “2023 Notes” and “2026 Notes” shall have the respective meanings set forth in the recitals to this Third Supplemental Indenture and the paragraph preceding such recitals.
ARTICLE II
TAKEDA GUARANTEE
Section 2.01    Takeda Guarantee. Pursuant to the provisions of Section 10.01(j) of the Base Indenture, Takeda, as primary obligor and not merely as surety, hereby fully and unconditionally guarantees on a direct, unsecured basis to each holder of the Notes of each series and to the Trustee, the Agents and their respective successors and assigns the due and punctual payment of the principal of, and any premium and interest on, the Notes and all other amounts, if any, under the Indenture in respect of the Notes when and as such principal, premium, if any, interest and other amounts, if any, become due and payable, whether at maturity or otherwise (all such obligations hereinafter collectively called the “Takeda Guaranteed Obligations”) (such guarantee, the “Takeda Guarantee”).
Takeda waives all set-offs and counterclaims, notice of acceptance of the Takeda Guarantee, diligence, presentment, demand of payment, filing of claims with a court in the event of merger or insolvency or bankruptcy of the Company, any right to require a proceeding filed first against the Company, protest or notice with respect to the Notes or the indebtedness evidenced thereby and all demands whatsoever.
The obligations of Takeda hereunder shall not be affected by (a) the failure of any Noteholder, the Trustee or Agents to assert any claim or demand or to enforce any right or remedy against the Company, any other guarantor or any other Person under the Indenture, the Notes of any series or any other agreement or otherwise; (b) any extension or renewal of any obligation of the Company under the Indenture or any Note, by operation of law or otherwise; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Notes of any series or any other agreement; or (d) any lack of validity or enforceability of the Indenture, the Notes or any other agreement or instrument relating thereto.
Takeda further agrees that its Takeda Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Noteholder, the Trustee or Agents to any security held for payment of the Takeda Guaranteed Obligations.
Takeda also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee, the Agents or any Noteholder in enforcing any rights under this Article 2.

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Section 2.02    Subrogation; Ranking.
(a)    Takeda shall be subrogated to all rights of the Trustee or the holders of any Notes against the Company in respect of any amounts paid to the Trustee or such holder by Takeda pursuant to the provisions of the Takeda Guarantee; provided, however, that Takeda waives any right to enforce, or to receive any payments arising out of, or based upon, such right of subrogation until all Takeda Guaranteed Obligations shall have been paid in full.
(b)    Takeda covenants and agrees that its obligation to make payments of the Takeda Guaranteed Obligations hereunder constitutes a direct, unsecured obligation of Takeda ranking equally in right of payment with all existing and future unsecured and unsubordinated obligations of Takeda and senior in right of payment to all future obligations of Takeda that are expressly subordinated to the Takeda Guaranteed Obligations.
Section 2.03    Limitation on Liability. Takeda, and by its acceptance of the Takeda Guarantee, each holder of Notes of each such series, hereby confirms that it is the intention of all such parties that the Takeda Guarantee (a) does not constitute a fraudulent transfer or conveyance for purposes of any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the Takeda Guarantee, and (b) does not result in a distribution to Noteholders not permitted under the applicable foreign or state law. Any term or provision of the Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by Takeda shall not exceed the maximum amount that can be hereby guaranteed without rendering the Takeda Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
Section 2.04    Successors and Assigns. Subject to Section 2.06 hereof, this Article 2 shall be binding upon Takeda and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee, the Agents and the Noteholders and, in the event of any transfer or assignment of rights by any Noteholders, the Trustee or the Agents, the rights and privileges conferred upon that party in the Indenture and in the Notes of the relevant series shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.
Section 2.05    No Waiver. Neither a failure nor a delay on the part of either the Trustee, the Agents or the Noteholders in exercising any right, power or privilege under this Article 2 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Agents and the Noteholders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 2 at law, in equity, by statute or otherwise.
Section 2.06    Release of Takeda Guarantee. The Takeda Guarantee shall be automatically released with respect to a series of Notes and the Indenture with respect to such series of Notes:
(a)    upon (i) the sale or other disposition (including by way of consolidation, merger, dissolution or otherwise) of the capital stock of Shire such that it is no longer a Subsidiary of Takeda or (ii) the sale or other disposition of all or substantially all of the assets of Shire, in either such case in accordance with the terms of the Indenture;
(b)    if the Company exercises its defeasance option with respect to such series of Notes pursuant to Sections 12.02 or 12.03 of the Base Indenture or if the Company’s obligations under the Indenture with respect to such series of Notes are satisfied and discharged in accordance with the terms of the Indenture; or
(c)    otherwise upon payment in full of the Takeda Guaranteed Obligations with respect to such series of Notes.
Section 2.07    Modification of Indenture. Notwithstanding anything to the contrary in the Indenture, the Company, Baxalta, Shire and Takeda, together with the Trustee, may by supplemental indenture modify the terms of, or terminate, the Takeda Guarantee with respect to one or more series of Notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series issued under the Indenture, including such series of Notes, affected by such modification or termination, voting as a single class. Notwithstanding the foregoing,

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holders of the Notes of any series shall vote as a separate class with respect to a modification or termination of the Takeda Guarantee that affects only the Notes of such series, and the holders of other series of debt securities issued under the Indenture shall not have any voting rights with respect to such matters as they relate to the Notes of such other series.
Section 2.08.    Reinstatement. Takeda hereby agrees that the Takeda Guarantee provided hereunder shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder of the Securities to the Company upon the bankruptcy or insolvency of the Company.
ARTICLE III
MISCELLANEOUS
Section 3.01    Ratification of Indenture. The Base Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Base Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, in the manner and to the extent herein and therein provided.
Section 3.02    Transfer of Interest. Subject to Section 2.06 hereof, the Takeda Guarantee shall be binding upon Takeda and its successors and assigns, and shall inure to the benefit of and be enforceable by any Holder of Notes, the Trustee, and by their respective successors, transferees and assigns, pursuant to the terms hereof. The Takeda Guarantee shall not be deemed to create any right in, or to be in whole or in part for the benefit of, any other person.
Section 3.03    Notices, Etc., to Takeda. Any request, demand, authorization, direction, notice, consent, waiver or other action of Holders or other document provided or permitted by the Indenture to be made upon, given or furnished to, or filed with, Takeda by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or by any courier guaranteeing overnight delivery, to Takeda addressed to the address last furnished in writing to the Trustee by Takeda, or, if no such address has been furnished, to Attn: Global Treasury & Finance Management, Group Finance & Controlling, Global Finance, Takeda Pharmaceutical Company Limited, 1-1, Nihonbashi-Honcho 2-Chome, Chuo-ku, Tokyo 103-8668, Japan. All requests and other communications shall be deemed to have been duly given three business days after being deposited in the mail if mailed postage prepaid; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.
Section 3.04    No Recourse Against Others. A director, officer, employee, stockholder, partner or other owner of Takeda, as such, shall not have any liability for any obligations of Takeda under this Third Supplemental Indenture, including the Takeda Guarantee, or for any claim based on, in respect of or by reason of such obligations or their creation.
Section 3.05    Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company, Shire or Takeda, as applicable, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.
Section 3.06    Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS THIRD SUPPLEMENTAL INDENTURE OR ANY NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 3.07    Waiver of Trial by Jury. EACH OF THE COMPANY, BAXALTA, SHIRE, TAKEDA, THE TRUSTEE AND EACH HOLDER OF NOTES, BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 3.08    Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

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Section 3.09    Execution in Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Signatures delivered by facsimile or in portable document format (.pdf) by email shall be deemed to be originals for all purposes hereunder.
Section 3.10    Separability; Benefits. In case any one or more of the provisions contained in this Third Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable, in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability of the remaining provisions shall not in any way be affected or impaired thereby. Nothing in this Third Supplemental Indenture or in the Notes, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, as of the day and year first written above.

GIVEN under the common seal of SHIRE ACQUISITIONS INVESTMENTS IRELAND DAC and DELIVERED as a DEED:

By:	/s/ Fiona Foley
	Name:	Fiona Foley
	Title:	Director

SHIRE PLC, as Guarantor

By:	/s/ Amitabh Singh
	Name:	Amitabh Singh
	Title:	Director
TAKEDA PHARMACEUTICAL COMPANY LIMITED, as Guarantor

By:	/s/ Mitsuhiro Okada
	Name:	Mitsuhiro Okada
	Title:	Head of Global Treasury & Finance Management

BAXALTA INCORPORATED, as Guarantor

By:	/s/ John F. Miller
	Name:	John F. Miller
	Title:	President

[Signature page to Third Supplemental Indenture]
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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, as of the day and year first written above.

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee, Security Registrar and Paying Agent

By:	Deutsche Bank National Trust Company

By:	/s/ Chris Niesz
	Name:	Chris Niesz
	Title:	Vice President

By:	/s/ Debra A. Schwalb
	Name:	Debra A. Schwalb
	Title:	Vice President

[Signature page to Third Supplemental Indenture]
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